As filed with the Securities and Exchange Commission on January 8, 2009

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1715850 (I.R.S. Employer Identification No.)
1100 Louisiana Suite 3300 Houston, TX 77002 (Address of principal executive offices and zip code)
(713) 821-2000 (Registrant's telephone number, including area code)

Chris Kaitson
1100 Louisiana, Suite 3300
Houston, Texas 77002
(713) 821-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura J. McMahon
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee

Debt Securities	(1)

Class A Common Units

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $8,557.33 that has already been paid with respect to $217,743,765.90 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-131076, and were not sold thereunder.

ENBRIDGE ENERGY PARTNERS, L.P.

Class A Common Units
Debt Securities

        We may from time to time offer and sell Class A common units and debt securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

        You should read carefully this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the "Available Information" section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        The Class A common units are listed on the New York Stock Exchange under the symbol "EEP."

        Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors beginning on page 5 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is January 8, 2009.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, "we," "us," "our," and "Enbridge Partners" means Enbridge Energy Partners, L.P. and, where the context requires, includes our operating subsidiaries. In addition, we refer to Enbridge Energy Management, L.L.C., which manages and controls our business and affairs, as "Enbridge Management," and we refer to Enbridge Energy Company, Inc., our general partner and an indirect wholly owned subsidiary of Enbridge Inc., as "Enbridge Energy Company." "Enbridge Inc." refers to Enbridge Inc. of Canada, which is the indirect owner of our general partner.

AVAILABLE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC's website at http://www.sec.gov and on our website at http://www.enbridgepartners.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Enbridge Partners, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 21, 2008;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on April 29, 2008;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on July 29, 2008;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the SEC on October 31, 2008;

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  Our Current Reports on Form 8-K filed with the SEC on January 3, 2008, January 28, 2008, February 27, 2008, April 7, 2008, May 15, 2008, July 8, 2008, August 7, 2008, August 7, 2008, August 21, 2008, August 28, 2008, November 18, 2008, November 19, 2008, December 1, 2008, December 18, 2008, and December 22, 2008; and

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  The description of the Class A common units contained in our Registration Statement on Form 8-A, filed with the SEC on November 14, 1991, as amended by Amendment No. 1 to Form 8-A on Form 8, filed with the SEC on December 9, 1991, Amendment No. 2 on Form 8-A/A, filed with the SEC on May 2, 1997, Amendment No. 3 on Form 8-A/A, filed with the SEC on August 8, 2001, and Amendment No. 4 on Form 8-A/A, filed with the SEC on May 7, 2003.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations
Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002
866-EEP-INFO or 866-337-4636 or
713-821-2000
eep@enbridge.com

ENBRIDGE ENERGY PARTNERS, L.P.

        We are a publicly traded Delaware limited partnership that owns and operates crude oil and liquid petroleum transportation and storage assets and natural gas gathering, treating, processing, transmission and marketing assets in the United States. Our Class A common units are traded on the New York Stock Exchange under the symbol "EEP." We were formed in 1991 by our general partner, Enbridge Energy Company, to own and operate the Lakehead system, which is the United States portion of a crude oil and liquid petroleum pipeline system extending from western Canada through the upper and lower Great Lakes region of the United States to eastern Canada. A subsidiary of Enbridge Inc. owns the Canadian portion of the system. Enbridge Inc., which is based in Calgary, Alberta, provides energy transportation, distribution and related services in North America and internationally.

        Enbridge Management is a Delaware limited liability company that was formed in May 2002 to manage our business and affairs. Under a delegation of control agreement, our general partner delegated substantially all of its power and authority to manage and control our business and affairs to Enbridge Management. Our general partner, through its direct ownership of the voting shares of Enbridge Management, elects all of the directors of Enbridge Management. Enbridge Management is the sole owner of all our i-units, a special class of limited partner interests.

        Our Class A common units represent limited partner interests in us. We also have limited partner interests that are represented by Class B common units, i-units and Class C units. All of our Class B common units are owned by our general partner. The Class A common units and Class B common units are collectively referred to in this prospectus as "common units."

        Our executive offices are located at 1100 Louisiana, Suite 3300, Houston, Texas 77002 and our telephone number is (713) 821-2000.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information that may be incorporated by reference in this prospectus or any prospectus supplement as provided under "Incorporation of Certain Information by Reference," including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Information Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "projection," "strategy," "could," "should" or "will" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate revenue, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

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  demand for, supply of, changes in forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and natural gas liquids or "NGLs" in the markets served by our systems, all of which may be affected by economic activity, capital expenditures by energy producers, weather, alternative energy sources, international events, conservation and technological advances;

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  throughput levels and rates;

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  changes in, or challenges to, our tariff rates;

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  our ability to successfully identify and consummate strategic acquisitions, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations;

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  service interruptions in our liquids or natural gas systems;

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  disruptions, cutbacks or shutdowns on the supply and/or demand side of our businesses, including crude oil, natural gas and natural gas liquids producers; refineries, petrochemical plants, utilities, or other businesses for which we transport crude oil, natural gas or natural gas liquids;

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  changes in laws or regulations to which we are subject;

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  our inability to borrow or otherwise access funds needed for operations, expansions or capital expenditures as a result of existing debt agreements that contain restrictive financial covenants;

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  delays or cancellations of our planned capital projects due to our inability to access the credit and capital markets on attractive terms to obtain funding for such capital projects as a result of poor economic conditions;

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  loss of key personnel;

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  the effects of competition, in particular, by other pipeline systems;

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  hazards and operating risks that may not be covered fully by insurance;

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  the condition of the credit and capital markets in the United States;

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  the political and economic stability of the oil producing nations of the world; and

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  general economic conditions, including rates of inflation and interest rates.

        You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under "Risk Factors" in our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

        In this Description of Our Debt Securities, references to "us," "we," or "our" are to Enbridge Energy Partners, L.P. and not our subsidiaries or affiliates.

        We may issue senior debt securities and subordinated debt securities under this prospectus. We will issue our senior debt securities under an indenture dated as of May 27, 2003, among us, as issuer, U.S. Bank National Association, as successor to SunTrust Bank, as trustee, and any subsidiary guarantors that may become parties to the indenture. We will issue our subordinated debt securities under an indenture dated as of September 27, 2007, among us, as issuer, U.S. Bank National Association, as trustee, and any subsidiary guarantors that may become parties to the indenture. References to the "indenture" or "indentures" in this description are to either or both the senior indenture and the subordinated indenture under which we issue a series of debt securities, as the case may be.

        The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We, the trustee and any subsidiary guarantors may enter into supplements to the indentures from time to time.

        This description is a summary of the material provisions of the debt securities, the subsidiary guarantees and the indentures. We urge you to read the copy of the senior indenture and the subordinated indenture filed as Exhibit 4.7 and Exhibit 4.16, respectively, to the registration statement of which this prospectus is a part because those indentures, and not this description, govern your rights as a holder of debt securities.

        You can find the definitions of other capitalized terms used in this description under "—Certain Definitions" below.

General

The Debt Securities

        Any series of debt securities that we issue:

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  will be our general obligations;

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  will be general obligations of the subsidiary guarantors if they are guaranteed by the subsidiary guarantors; and

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  may be subordinated to our Senior Indebtedness and, if guaranteed, to that of the subsidiary guarantors.

        The indenture does not limit the total amount of debt securities that we may issue and does not limit the amount of other indebtedness we may incur or other securities we may issue. We may issue debt securities under an indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

        We will prepare a prospectus supplement and either an indenture supplement or a resolution of the board of directors of Enbridge Management and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

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  the form and title of the debt securities of that series;

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  the total principal amount of the debt securities of that series;

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  the date or dates on which the debt securities of that series may be issued;

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  the portion of the principal amount that will be payable if the maturity of the debt securities of that series is accelerated;

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  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

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  the dates on which the principal and premium, if any, of the debt securities of that series will be payable;

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  the interest rate which the debt securities of that series will bear and the interest payment dates for such debt securities;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities of that series;

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  whether the debt securities of that series are entitled to the benefits of any potential guarantees by any subsidiary guarantors;

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  whether the debt securities of that series may be issued in amounts other than $1,000 each or multiples thereof;

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  any changes to or additional events of default or covenants in relation to that series;

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  the subordination, if any, of the debt securities of that series and any changes to the subordination provisions of the indenture; and

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  any other terms of the debt securities of that series.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

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  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

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  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

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  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

Potential Guarantee of Debt Securities by Subsidiaries

        Our payment obligations under any series of debt securities may become jointly and severally, fully and unconditionally, guaranteed by one or more of our Subsidiaries. At the date of this prospectus, we have seven series of debt securities outstanding under our senior indenture and one series of debt securities outstanding under our subordinated indenture. None of our outstanding senior or subordinated debt securities is guaranteed by any of our Subsidiaries. Our indentures do not, and have yet to be modified to, provide for any of our Subsidiaries to guarantee any subordinated debt securities under any circumstances. Pursuant to related supplemental indentures or officers' certificates to our outstanding senior debt securities, we have, however, agreed that each of our Subsidiaries will jointly and severally, fully and unconditionally, guarantee each series of our outstanding senior debt securities if it becomes a guarantor or co-obligor on any of our Funded Debt.

        If, at the time of issue, none of our Subsidiaries has become a guarantor or co-obligor of our Funded Debt, and no modification has been made to our indentures which resulted in any of our Subsidiaries becoming a subsidiary guarantor thereunder, then we do not contemplate that the debt securities will be guaranteed by any of our Subsidiaries. If so indicated in the applicable prospectus supplement, however, if afterwards our Subsidiaries become guarantors or co-obligors of our Funded Debt, then these Subsidiaries will jointly and severally, fully and unconditionally, guarantee our payment obligations under the then outstanding debt securities on a senior basis (or, in the case of any subordinated debt securities, on a subordinated basis as described below under "—Subordination"). We refer to any such Subsidiaries as "subsidiary guarantors" and sometimes to such guarantees as "subsidiary guarantees." Each subsidiary guarantor will execute a supplement to the related indenture and a notation of guarantee as further evidence of its guarantee.

        The obligations of each subsidiary guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

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  all other contingent and fixed liabilities of the subsidiary guarantor; and

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  any collections from or payments made by or on behalf of any other subsidiary guarantors in respect of the obligations of the subsidiary guarantor under its guarantee.

Addition and Release of Subsidiary Guarantors

        The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below under "—Defeasance and Discharge," then any subsidiary guarantee will be released with respect to that series. Further, if no default has occurred and is continuing under the related indenture, a subsidiary guarantor will be unconditionally released and discharged from its guarantee:

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  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the subsidiary guarantor;

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  automatically upon the merger of the subsidiary guarantor into us or any other subsidiary guarantor or the liquidation and dissolution of the subsidiary guarantor; or

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  following delivery of a written notice by us to the trustee, upon the release of all guarantees and co-obligor obligations by the subsidiary guarantor of any Funded Debt of ours, except for any series of debt securities.

        If at any time following any release of a subsidiary guarantor from its guarantee of any series of debt securities pursuant to the third bullet point in the preceding paragraph, the subsidiary guarantor again guarantees or becomes a co-obligor of any of our Funded Debt (other than our obligations under the related indenture), and we are then obligated to cause each of our Subsidiaries to guarantee our debt securities if it becomes a guarantor or co-obligor of any of our Funded Debt, then we will cause the subsidiary guarantor to again guarantee the debt securities in accordance with the indenture.

        If a series of debt securities is guaranteed by the subsidiary guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the subsidiary guarantors will be subordinated to the Senior Indebtedness of the subsidiary guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. See "—Subordination."

Covenants

        The indentures contain the following two covenants for the benefit of the holders of all series of debt securities:

Merger, Amalgamation, Consolidation and Sale of Assets

        We will not merge, amalgamate or consolidate with or into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any Person, whether in a single transaction or series of related transactions, except in accordance with the provisions of our partnership agreement, and unless:

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  we are the surviving Person in the case of a merger, or the surviving or transferee entity if other than us:

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  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

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  expressly assumes by supplemental indenture satisfactory to the trustee all of our obligations under the indenture and the debt securities;

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  immediately after giving effect to the transaction or series of transactions, no default or event of default has occurred or is continuing;

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  if we are not the surviving entity, then each subsidiary guarantor, unless it is the Person with which we have consummated a transaction under this provision, has confirmed that its guarantee of the debt securities will continue to apply to the obligations under the debt securities and the indenture; and

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  we have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the merger, amalgamation, consolidation, sale, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the conditions set forth above and any other applicable provisions of the indenture.

        Thereafter, if we are not the surviving Person, the surviving or transferee Person will be substituted for us under the indenture. If we sell or otherwise dispose of (except by lease) all or substantially all of our assets and the above stated requirements are satisfied, we will be released from all our liabilities and obligations under the indenture and the debt securities. If we lease all or substantially all of our assets, we will not be so released from our obligations under the indenture and the debt securities.

Reports

        So long as any debt securities are outstanding, we will:

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  for as long as we are required to file information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), file with the trustee, within 15 days after we are required to file with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

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  if we are not required to file information with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after we would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditors' report by a firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Other Covenants

        The indenture for the senior debt securities contains the two additional covenants described below under "—Provisions Applicable Solely to Senior Debt Securities." The indenture for the subordinated debt securities contains the additional provisions for subordination described below under "—Provisions Applicable to Subordinated Debt Securities."

        A series of debt securities may contain additional financial and other covenants applicable to us and our Subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the related indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of Default

        Unless we inform you otherwise in the applicable prospectus supplement, each of the following events will be an "event of default" under the indenture with respect to a series of debt securities:

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  default in any payment of interest on any debt securities of that series when due that continues for 30 days, whether or not the payment is prohibited by any subordination provisions applicable to that series;

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  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise, whether or not the payment is prohibited by any subordination provisions applicable to that series;

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  default in the payment of any sinking fund payment on any debt securities of that series when due;

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  failure by us or, if that series of debt securities is guaranteed by a subsidiary guarantor, by such subsidiary guarantor, to comply for 60 days after notice with the other covenants or agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;

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  certain events of bankruptcy, insolvency or reorganization of us or, if that series of debt securities is guaranteed by a subsidiary guarantor, of such subsidiary guarantor; or

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  if that series of debt securities is guaranteed by a subsidiary guarantor:

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  the guarantee by such subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the indenture;

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  the guarantee by such subsidiary guarantor is declared null and void in a judicial proceeding; or

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    such subsidiary guarantor denies or disaffirms its obligations under the indenture or its guarantee.

Exercise of Remedies

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities that may be outstanding under the indenture. If an event of default occurs with respect to a series of debt securities, other than an event of default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an event of default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

        A default under the fourth bullet point above will not constitute an event of default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if that series of debt securities is guaranteed by a subsidiary guarantor, such subsidiary guarantor, of the default and such default is not cured within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

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  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing events of default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

        The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

  •
  such holder has previously given the trustee notice that an event of default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

  •
  such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period.

This provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

        The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the indenture;

  •
  the trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the trustee in personal liability.

Notice of Default

        Within 30 days after the occurrence of any default or event of default, we are required to give written notice to the trustee and indicate the status of the default or event of default and what action we are taking or propose to take to cure it. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we and any subsidiary guarantor have complied with all covenants contained in the indenture or whether any default or event of default has occurred during the previous year.

        If a default occurs with respect to the senior debt securities of a particular series and is continuing and is known to the trustee, the trustee must mail to each holder of senior debt securities of that series a notice of the default within 90 days after the default occurs. If a default occurs with respect to the subordinated debt securities of a particular series and is continuing and is known to the trustee, the trustee must mail to each holder of subordinated debt securities of that series a notice of the default within 90 days after the default occurs, or if later, then within 30 days after the trustee obtains actual knowledge of the default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers

        We may amend the indenture without the consent of any holder of debt securities of any series to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

  •
  provide for the assumption by a successor of our obligations under the indenture;

  •
  provide for the addition of any Subsidiary of ours as a subsidiary guarantor, or to reflect the release of any subsidiary guarantor, in either case as provided in the indenture;

  •
  in the case of any subordinated debt securities, limit or terminate the benefits available to any holder of Senior Indebtedness under the subordination provisions of the indenture;

  •
  secure any debt securities or subsidiary guarantee;

  •
  add covenants for the protection of the holders or surrender any right or power conferred upon us or any subsidiary guarantor;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate trustee;

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; or

  •
  establish the form or terms of debt securities of any series to be issued under the indenture.

        In addition, we may amend the indenture if the holders of a majority in principal amount of all affected debt securities of each series then outstanding under the indenture consent to it. We may not, however, without the consent of each holder of any affected debt securities amend the indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in currency other than U.S. dollars;

  •
  impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  in the case of any subordinated debt securities, make any change to the subordination provisions of the indenture that adversely affects the rights of any holder under such provisions;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the indenture;

  •
  make any change in the amendment provisions which require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  release a subsidiary guarantor other than in accordance with the indenture or modify such subsidiary guarantor's guarantee in any manner adverse to the holders.

        No amendment may be made to the indenture for the subordinated debt securities that adversely affects the rights of the holders of Senior Indebtedness under the subordination provisions of that indenture without their consent.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in principal amount of the outstanding debt securities of each affected series may waive our compliance with certain covenants on behalf of all holders of debt securities of such series, including, in the case of senior debt securities, those described under "—Provisions Applicable Solely to Senior Debt Securities—Limitations on Liens" and "—Provisions Applicable Solely to Senior Debt Securities—Restriction on Sale-Leasebacks." The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past default or event of default with respect to that series, except one in respect of:

  •
  the payment of principal of, premium, if any, or interest on any debt securities of that series; or

  •
  a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

Defeasance and Discharge

        At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

  •
  relating to the defeasance trust, including the rights of holders to receive payments from the trust;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities of that series.

        At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under or the operation of:

  •
  some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement;

  •
  the bankruptcy provisions with respect to a subsidiary guarantor; and

  •
  the guarantee provision described under "—Events of Default, Remedies and Notice—Events of Default" above with respect to the series of debt securities, if applicable, and any event of default that is added specifically for such series and described in a prospectus supplement.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an event of default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an event of default specified in the fifth (with respect only to a subsidiary guarantor (if any)) or sixth bullet point under "—Events of Default" above or an event of default that is added specifically for such series and described in a prospectus supplement. If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to the defeased series of debt securities and any security that may have been granted with respect to that series will be released.

        In order to exercise either defeasance option, we must:

  •
  irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on that series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with several other conditions, including that no default with respect to that series has occurred and is continuing after the deposit in trust; and

  •
  deliver to the trustee an opinion of counsel to the effect that holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their debt securities through maturity.

        Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an event of default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable for such payments, however.

        In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

  •
  deliver all outstanding debt securities of such series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability of General Partner or Enbridge Management

        None of Enbridge Energy Company, Enbridge Management, or their respective directors, officers, employees, incorporators, members and stockholders, as such, will be liable for:

  •
  any of our obligations or the obligations of any subsidiary guarantor under the debt securities, the indenture or any subsidiary guarantee; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        The preceding paragraph does not change any obligation of our general partner to restore any negative balance in its capital account (maintained by us pursuant to our partnership agreement) upon liquidation of its interest in us.

        By accepting a debt security, each holder will be deemed to have waived and released all liability described in the first paragraph of this subsection. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Provisions Applicable Solely to Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our unsubordinated Debt and senior in right of payment of any of our subordinated Debt (including the subordinated debt securities). The indenture for the senior debt securities contains the two covenants described in this subsection of the prospectus.

Limitations on Liens

        We will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any capital stock of any Restricted Subsidiary, whether owned or leased on the date of the indenture or thereafter acquired, to secure any Debt of ours or any other Person (other than the senior debt securities issued under the indenture), without in any such case making effective provision whereby all of the outstanding senior debt securities are secured equally and ratably with, or prior to, such Debt so long as such Debt is so secured. There is excluded from this restriction:

  •
  any Lien on any property or assets owned by us or any Restricted Subsidiary in existence on the date of the indenture, May 27, 2003, or created pursuant to an "after-acquired property" clause or similar term in existence on such date in any mortgage, pledge agreement, security agreement or other similar instrument applicable to us or any Restricted Subsidiary in existence on such date;

  •
  any Lien on any property or assets created at the time of acquisition of such property or assets by us or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

  •
  any Lien on any property or assets existing thereon at the time of the acquisition thereof by us or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by us or any Restricted Subsidiary), provided that such Lien only encumbers the property or assets so acquired;

  •
  any Lien on any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise, provided that such Lien is not incurred in anticipation of such Person becoming a Restricted Subsidiary;

  •
  any Lien on any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

  •
  any Lien in favor of us or any Restricted Subsidiary;

  •
  any Lien created or assumed by us or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any Subsidiary;

  •
  Permitted Liens;

  •
  any Lien securing Hedging Obligations of us or a Restricted Subsidiary up to an aggregate net amount at any time outstanding equal to the sum of $25.0 million plus 1% of Consolidated Net Tangible Assets;

  •
  any Lien on any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by the first nine bullet points, inclusive, above; or

  •
  any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) of any Lien, in whole or in part, that is referred to in the first ten bullet points, inclusive, above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of (A) the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement (plus the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement) and (B) the maximum committed principal amount of Debt so secured at such time; provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property or assets (including improvements, alterations and repairs on such property or assets) subject to the Lien so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property or assets).

        Notwithstanding the preceding, under the indenture, we may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure our Debt or the Debt of any other Person (other than the senior debt securities) that is not excepted by bullet points one through eleven, inclusive, above without securing the senior debt securities, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted by bullet points one through eleven, inclusive, above (but subject to the inclusion specified in the proviso following the two bullet points below), together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by bullet points one through four, inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed at any one time the greater of:

  •
  the amount of Debt then outstanding under the First Mortgage Notes plus 2% of Consolidated Net Tangible Assets; and

  •
  10% of Consolidated Net Tangible Assets;

provided that, for purposes of both of the determinations above, the amount of any Debt then outstanding that is secured by one or more Liens under the mortgage securing the First Mortgage Notes shall be considered as Debt incurred pursuant to a Lien that is not excepted by bullet points one through eleven, inclusive, of the previous paragraph.

Restriction on Sale-Leasebacks

        We will not, and will not permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

  •
  such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later;

  •
  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

  •
  we or such Restricted Subsidiary would be entitled under the limitations on liens covenant described above to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

  •
  we or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the prepayment, repayment, redemption or retirement of any unsubordinated Funded Debt of ours or any Funded Debt of a Subsidiary of ours, or (B) investment in another Principal Property.

        Notwithstanding the preceding, we may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by bullet points one through four, inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than the senior debt securities) secured by Liens upon Principal Properties not excepted by bullet points one through eleven, inclusive, of the first paragraph of the limitations on liens covenant described above (but subject to the inclusion specified on the proviso following the two bullet points below), do not exceed at any one time the greater of:

  •
  the amount of Debt then outstanding under the First Mortgage Notes plus 2% of Consolidated Net Tangible Assets; and

  •
  10% of Consolidated Net Tangible Assets;

provided that, for purposes of both of the determinations above, the amount of any Debt then outstanding that is secured by one or more Liens under the mortgage securing the First Mortgage Notes shall be considered as Debt incurred pursuant to a Lien that is not excepted by bullet points one through eleven, inclusive, of the first paragraph of the limitation on liens covenant described above.

Certain Definitions

        As used in this description:

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom

  •
  all current liabilities (excluding (A) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and

  •
  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth on the consolidated balance sheet of us and our consolidated subsidiaries for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles in the United States, as in effect from time to time.

        "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person and any guarantee of the foregoing.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

        "First Mortgage Notes" means the 9.15% First Mortgage Notes due 2011 of Enbridge Energy, Limited Partnership, a Delaware limited partnership.

        "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

        "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or hydrocarbon hedge contracts or hydrocarbon forward sale contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates or commodity prices.

        "Lien" means, as to any Person, any mortgage, lien, pledge, security interest or other encumbrance in or on, or adverse interest or title of any vendor, lessor, lender or other secured party to or of the Person under conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Person.

        "Permitted Liens" means

  •
  Liens upon rights-of-way for pipeline purposes;

  •
  any statutory or governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property or assets;

  •
  Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Restricted Subsidiary in good faith;

  •
  Liens arising under, or to secure performance of, leases, other than capital leases;

  •
  any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  •
  any Lien upon property or assets acquired or sold by us or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

  •
  any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by us or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries;

  •
  any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds; or

  •
  any easements, exceptions or reservations in any property or assets of us or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of our or its business or our business and the business of our Subsidiaries, taken as a whole.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or any agency or political subdivision thereof.

        "Principal Property" means

  •
  any pipeline or terminal property or asset owned or leased by us or any Subsidiary, including any related property or asset employed in the transportation (including vehicles that generate transportation revenues), distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives or petrochemicals, which property or assets are located in the United States or Canada and

  •
  any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located within the United States or Canada, except, in the case of either preceding bullet point,

  •
  any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues as provided above), and

  •
  any such property or asset, plant or terminal which, in the opinion of the board of directors of Enbridge Management, is not material in relation to the activities of us and our Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any of our Subsidiaries owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

        "Sale-Leaseback Transaction" means the sale or transfer by us or any Restricted Subsidiary of any Principal Property to a Person (other than us or a Restricted Subsidiary) and the taking back by us or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

        "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

        "Subsidiary" means, with respect to any Person,

  •
  any other Person of which more than 50% of the total voting power of capital interests (without regard to any contingency to vote in the election of directors, managers, trustees, or equivalent persons), at the time of such determination, is owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person;

  •
  in the case of a partnership, any Person of which more than 50% of the partners' capital interests (considering all partners' capital interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person; or

  •
  any other Person in which such Person or one or more of the Subsidiaries of such Person have the power to control, by contract or otherwise, the board of directors, managers, trustees or equivalent governing body of, or otherwise control, such other Person.

Provisions Applicable Solely to the Subordinated Debt Securities

Subordination

        Debt securities of a series (and any subsidiary guarantees of that series) may be subordinated to "Senior Indebtedness," which we define generally to include any Debt created or assumed by us (or, if the series is guaranteed, by the subsidiary guarantors), whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the debt securities (or, if the series is guaranteed, to the subsidiary guarantees), or to other Debt that is pari passu with or subordinated to the debt securities (or, if the series is guaranteed, to the subsidiary guarantees). Subordinated debt securities of any series (and, if the series is guaranteed, the subsidiary guarantees) will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to such series, to the prior payment of all of our Debt or other indebtedness and that of any subsidiary guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of ours or, if applicable, a subsidiary guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities, or any payment in respect of any subsidiary guarantee, in the case of any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the subsidiary guarantors' assets, to creditors:

  •
  upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the subsidiary guarantors; or

  •
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the subsidiary guarantors.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities or any subsidiary guarantee.

        If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

  •
  make any payments of principal, premium, if any, or interest with respect to subordinated debt securities or any subsidiary guarantee;

  •
  make any deposit for the purpose of defeasance of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in any case,

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  we and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $100 million; and

  •
  any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities, and no subsidiary guarantor may pay any subsidiary guarantee, for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the Person or Persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, payments may resume on the subordinated debt securities and any subsidiary guarantee after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        If we exercise either our legal defeasance option or our covenant defeasance option with respect to any series of subordinated debt securities, then the subordination provisions described above will not apply to any money or U.S. government obligations deposited in trust with the trustee.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book Entry, Delivery and Form

        We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or "DTC," will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be registered in the name of DTC's nominee and deposited with or on behalf of DTC, and we will not issue physical certificates to any holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities.

        Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

        We will wire principal, premium, if any, and interest payments due on the global securities to DTC's nominee. We, any subsidiary guarantor, the trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, any subsidiary guarantor, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit its participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to its participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants in DTC to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name."

        Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the trustee, any subsidiary guarantor or us.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and in any case a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

The Trustee

        U.S. Bank National Association acts as trustee under the indenture for the senior debt securities and the indenture for the subordinated debt securities.

        The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases, or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest after a default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

        If an event of default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

        The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

        The indenture, any subsidiary guarantees and the debt securities will be governed by New York law.

 DESCRIPTION OF OUR CLASS A COMMON UNITS

General

        Generally, our Class A common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units, Class C units, i-units and our general partner interest in and to cash distributions, see "Cash Distribution Policy" in this prospectus.

        Class A common units may be held in "street name" or by any other nominee holder. We are entitled to treat the nominee holder of a Class A common unit as the absolute owner thereof, and the beneficial owner's rights will be limited solely to those that it has against the nominee holder as a result of or by reason of any understanding or agreement between such beneficial owner and nominee holder.

        Our Class A common units are listed on the New York Stock Exchange under the symbol "EEP."

Number of Class A Common Units

        As of January 8, 2009, we had 76,088,834 Class A common units outstanding. Our partnership agreement does not limit the number of common units we may issue.

Transfer Agent and Registrar

Duties

        BNY Mellon Shareowner Services is the registrar and transfer agent for the Class A common units and receives fees from us for serving in such capacities. All fees charged by the transfer agent for transfers of Class A common units will be borne by us and not by our unitholders, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a Class A common unitholder and other similar fees or charges will be borne by the affected Class A common unitholder. Class A common unitholders will not be charged for disbursements of our cash distributions. We have agreed to indemnify the transfer agent against certain liabilities.

Resignation or Removal

        The transfer agent may at any time resign, by notice to us, or be removed by us, such resignation or removal to become effective upon the appointment by our general partner of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and accepted such appointment within 30 days after notice of such resignation or removal, our general partner is authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Class A Common Units

        Until a Class A common unit has been transferred on our books, we and the transfer agent may treat the record holder thereof as the absolute owner for all purposes, notwithstanding any notice to the contrary or any notation or other writing on the certificate representing such Class A common unit, except as otherwise required by law. Any transfer of a Class A common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application.

        By executing and delivering a transfer application, the transferee of Class A common units:

  •
  becomes the record holder of such Class A common units and is an assignee until admitted as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner;

  •
  agrees to be bound by the terms and conditions of and executes our partnership agreement;

  •
  represents that such transferee has capacity and authority to enter into our partnership agreement;

  •
  grants powers of attorney to our general partner and any liquidator of us as specified in the transfer application; and

  •
  makes the consents and waivers contained in our partnership agreement.

        An assignee has the right to receive distributions in respect of Class A common units, but is not a limited partner. An assignee will become a limited partner in respect of the transferred Class A common units upon the consent of our general partner and the recordation of the name of the assignee on our books and records. Such consent may be withheld in the sole discretion of our general partner. Class A common units are securities and are transferable according to the laws governing transfer of securities.

        In addition to other rights acquired upon transfer, the transferor gives the transferee who executes and delivers a transfer application the right to request admission as a substituted limited partner in respect of the transferred Class A common units. A purchaser or transferee of Class A common units who does not execute and deliver a transfer application obtains only (1) the right to assign the Class A common units to a purchaser or other transferee and (2) the right to transfer the right to seek admission as a substituted limited partner with respect to the transferred Class A common units. Thus, a purchaser or transferee of Class A common units who does not execute and deliver a transfer application will not receive cash distributions unless the Class A common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application with respect to such Class A common units, and may not receive certain federal income tax information or reports furnished to unitholders of record. The transferor of Class A common units will have a duty to provide such transferee with all information that may be necessary to obtain registration of the transfer of the Class A common units, but a transferee agrees, by acceptance of the certificate representing Class A common units, that the transferor will not have a duty to see to the execution of the transfer application by the transferee and will have no liability or responsibility if such transferee neglects or chooses not to execute and forward the transfer application.

Other Classes of Limited Partner Interests

        In addition to our Class A common units, as of January 8, 2009, we had 3,912,750 Class B common units outstanding, approximately 19,688,969 Class C units outstanding and approximately 14,763,055 i-units outstanding. Our outstanding Class B common units are held entirely by our general partner and have rights similar to our Class A common units, but are not currently listed for trading on the NYSE. Our outstanding Class C units have voting and other non- economic rights that are substantially similar to our common units, but currently receive quarterly distributions in-kind rather than in cash. On August 15, 2009, all of our outstanding Class C units will convert into Class A common units on a one-for-one basis, subject to the satisfaction of certain conditions described below under "Cash Distribution Policy—Cash and In-Kind Distributions—Distributions on Our Class C Units." Our outstanding i-units are a separate class of our limited partner interests, all of which are owned by Enbridge Management and are not publicly traded.

Summary of Partnership Agreement

        Below is a brief summary of important provisions of our partnership agreement, the discussion of which is qualified in its entirety by reference to our Fourth Amended and Restated Agreement of Limited Partnership, as amended, which is incorporated herein by reference. This summary includes a description of the power and authority of our general partner as set forth in our partnership agreement. Under a delegation of control agreement, our general partner has delegated substantially all of its power and authority to manage our business and affairs to Enbridge Management. This summary does not distinguish between the power and authority that has been delegated to Enbridge Management and that which has been retained by our general partner. In this summary, we refer to our common units, i-units and Class C units collectively as "units."

         Issuance of Additional Securities.    Our partnership agreement authorizes us to issue an unlimited number of additional units and other equity and debt securities, which we refer to collectively as "partnership securities," as well as rights and options to buy partnership securities, in each case for such consideration and on such terms and conditions established by our general partner in its sole discretion, without the approval of the unitholders. Any such additional partnership securities may be senior to the existing partnership securities. In accordance with Delaware law and the provisions of our partnership agreement, any such additional partnership securities may, in the sole discretion of our general partner, have special voting rights to which the existing units are not entitled.

        We may fund acquisitions through the issuance of additional partnership interests, including units or other equity securities. Holders of any additional partnership interests we issue may be entitled to share with the then-existing holders of units in our distributions of available cash. In addition, any issuance of additional partnership securities may dilute the interests of the then-existing holders of units.

        With certain exceptions, upon issuance of additional partnership securities, our general partner will be required to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Except for our general partner's right to maintain its 2.0% general partner interest, no unitholder will have any preemptive right related to additional capital contributions or the issuance or sale of partnership securities by us.

         Amendments to Our Partnership Agreement.    Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that would require the approval of our limited partners must be approved by the holders of at least 66 2/3% of our outstanding units, and any amendment that would have a material adverse effect on the holders of any class of units will require the approval of at least 66 2/3% of the holders of such class of units. Subject to these requirements, our general partner may make amendments to the partnership agreement without unitholder approval to reflect:

  •
  a change in our name, the location of our principal place of business or our registered agent or office;

  •
  the admission, substitution, withdrawal or removal of partners;

  •
  a change to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability or to ensure that neither we nor our operating partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  a change that, in the sole discretion of our general partner, does not adversely affect our limited partners in any material respect;

  •
  a change to (A) satisfy any requirements, conditions or guidelines contained in any opinion, interpretive release, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, (B) facilitate the trading of common units or comply with any rule, regulation, interpretive release, guideline or requirement of any national securities exchange on which the common units are or will be listed for trading, or (C) that is required to effect the intent of, or that is otherwise contemplated by, our partnership agreement;

  •
  an amendment that is necessary to prevent us, or our general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

  •
  an amendment that our general partner determines in its sole discretion is necessary or appropriate in connection with the authorization or issuance of any class or series of units;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with our partnership agreement; and

  •
  any other amendment substantially similar to the foregoing.

         Withdrawal or Removal of Our General Partner.    Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice to the limited partners as long as the withdrawal will not constitute a violation of our partnership agreement. Further, in case of a voluntary withdrawal that does not violate our partnership agreement, our general partner will have the option to receive cash from the successor general partner in exchange for its general partner interest or to convert its general partner interest into Class A common units.

        Prior to the effective date of the voluntary withdrawal of our general partner, the holders of a majority of our outstanding units, excluding the common units held by our general partner and its affiliates and the number of i-units that equal the number of listed shares and voting shares of Enbridge Management held by our general partner and its affiliates, may elect a successor to our general partner. If a successor is not elected prior to the withdrawal of our general partner, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after the effective date of withdrawal, the holders of a majority of our outstanding units agree to continue our business and to appoint a successor general partner.

        Our general partner may not be removed unless that removal is approved by the vote of (A) the holders of at least 66 2/3% of the outstanding common units and Class C units, excluding units owned by our general partner and its affiliates, voting together as a separate class, and (B) the holders of at least a majority of the outstanding i-units, excluding the number of i-units corresponding to listed shares and voting shares of Enbridge Management owned by our general partner and its affiliates, voting as a separate class, and we receive an opinion of counsel regarding certain limited liability and tax matters. In addition, if the limited partners act to remove our general partner by such a vote, the action must provide for the election and succession of a new general partner. In addition, if our general partner is removed under circumstances where cause does not exist, our general partner will have the option to receive cash from the successor general partner in exchange for its general partner interest or to convert its general partner interest into Class A common units. "Cause" is narrowly defined to mean that a court of competent jurisdiction has entered a final, non appealable judgment finding our general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as our general partner.

         Transfer or Convert Partner Interest.    Our partnership agreement allows our general partner to transfer its general partner interest without the approval of unitholders to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner. Our partnership agreement permits other transfers of the general partner interest only if the transfer is approved by the vote of (A) holders of at least 66 2/3% of the outstanding units, excluding common units owned by our general partner and its affiliates and the number of i-units that equal the number of listed shares and voting shares of Enbridge Management held by our general partner and its affiliates, voting as a separate class and (B) holders of at least a majority of the outstanding i-units, excluding the number of i-units corresponding to listed shares and voting shares of Enbridge Management owned by our general partner and its affiliates, voting as a separate class. The transferee of the general partner interest must generally assume the rights and duties of our general partner and we must receive an opinion of counsel regarding certain limited liability and tax matters. Our general partner may also transfer, in whole or in part, any common units or Class C units it owns without the approval of unitholders.

         Limited Call Right.    If at any time less than 15% of the aggregate number of outstanding listed shares of Enbridge Management plus the aggregate number of our outstanding common units are held by persons other than our general partner, Enbridge Inc. and their respective affiliates, our general partner will have the right, in its sole discretion, to acquire all, but not less than all, of the common units and Class C units then outstanding at a price no less than the average current market price (as of the date five days prior to the date a notice of election to purchase is delivered to the transfer agent), but only if Enbridge Inc. elects to purchase all, but not less than all, of the outstanding listed shares of Enbridge Management that are not held by the Enbridge Inc. and its affiliates. As a consequence, a holder of common units may be required to sell its common units at an undesirable time or price. Our general partner may assign this purchase right to any of its affiliates or us.

         Indemnification.    Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their respective officers, directors, employees, partners, agents and trustees to the fullest extent permitted by law, from and against all losses, claims, damages, fines or settlements and related expenses any of them may suffer by reason of their status as general partner or any of its affiliates or an officer, director, employee, partner, agent or trustee of our general partner or any of its affiliates, so long as the person seeking indemnity acted in good faith and in a manner that such person believed to be in, or not opposed to, our best interest. Any indemnification under these provisions will only be out of our assets. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons acting on our behalf, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

         Limited Liability.    Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve certain amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as our general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we are not aware of any precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if after the distribution all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of our partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to our partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from our partnership agreement.

        Our subsidiaries currently conduct business in a number of states. To maintain our limited liability as the holder of limited partner interests and limited liability company membership interests in our subsidiaries, we may be required to comply with legal requirements in the jurisdictions in which our subsidiaries conduct business, including qualifying our subsidiaries to do business in such jurisdictions. Limitations on the liability of limited partners for the obligations of a limited partnership or liability of members for the obligations of a limited liability company have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interests or membership interests in our subsidiaries or otherwise, conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that our right or the exercise of our right to remove or replace our subsidiaries' general partner or managing member, to approve amendments to our subsidiaries' partnership agreements or limited liability company agreements, or to take other action under our subsidiaries' partnership agreements constituted "participation in the control" of our subsidiaries' business for purposes of the statutes of any relevant jurisdiction, then we could be held personally liable for our subsidiaries' obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner as our general partner considers reasonable and necessary or appropriate to preserve our limited liability.

         Meetings.    Unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, shall be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the units will not be voted, except that, in the case of units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of not less than the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of 66 2/3% of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a majority of the units, in which case the quorum shall be a majority of such units.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

         Non-Citizen Assignees; Redemption.    If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by any of these limited partners or assignees at the units' current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or if our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

         Voting Rights.    The following is a summary of the approval requirements for certain important matters offered to us and our unitholders:

Matter	Approval Requirement
Issuance of additional partnership securities	No approval requirement. Please read "—Issuance of Additional Securities."
Amendment of our partnership agreement
Any amendment that would have a material adverse effect on the holders of any class of units requires the approval of at least 66 2/3% of the holders of such class of units. Certain other amendments may be made by our general partner without the approval of holders of our units. Please read "—Amendments to Our Partnership Agreement."
Merger or consolidation of our partnership
Approval of the holders of 66 2/3% of outstanding units, voting together as a single class, unless a greater percentage or a separate class vote is required by our partnership agreement or Delaware law.
Sale of all or substantially all of our assets	Approval of the holders of a majority of outstanding units, voting together as a single class.
Dissolution of our partnership	Approval of the holders of 66 2/3% of outstanding units, voting together as a single class.

Matter		Approval Requirement
Transfer by our general partner of its	Approval of:
general partner interest and admission	•	the holders of at least 66 2/3% of the outstanding
of a successor general partner		common units and Class C units, excluding common units owned by our general partner and its affiliates, voting together as a separate class; and
•
the holders of at least a majority of the outstanding i-units, excluding the number of i-units corresponding to listed shares and voting shares of Enbridge Management owned by our general partner and its affiliates, voting as a separate class
Removal of our general partner and	Approval of:
approval of successor general partner	•	the holders of at least 66 2/3% of the outstanding common units and Class C units, excluding units owned by our general partner and its affiliates, voting together as a separate class; and
•
the holders of at least a majority of the outstanding i-units, excluding the number of i-units corresponding to listed shares and voting shares of Enbridge Management owned by our general partner and its affiliates, voting as a separate class

CASH DISTRIBUTION POLICY

Distributions of Available Cash

  General

        Our partnership agreement requires us to distribute all of our "available cash" within 45 days after the end of each quarter to unitholders of record on the applicable record date. Certain of our unitholders receive distributions in-kind in lieu of cash distributions. The cash equivalent of such in kind distributions are retained for use in our operations. Please see "Cash and In-Kind Distributions."

  Definition of Available Cash

        Available cash is defined in our partnership agreement, and it generally means, for any calendar quarter, the sum of all cash we receive from all sources for such calendar quarter, plus net reductions to cash reserves established in prior calendar quarters, less the sum of:

  •
  all of our cash disbursements during such calendar quarter; and

  •
  the amount of cash reserves established by our general partner to:

  –
  provide for the proper conduct of our business (including reserves for possible rate refunds or future capital expenditures);

  –
  provide funds for distributions with respect to any of the next four calendar quarters; and

  –
  comply with applicable law, any of our debt instruments or other agreements.

        Each quarter our general partner may, in its reasonable discretion, determine the amounts to be placed in or released from reserves, subject to restrictions on the purposes of the reserves and to the approval of Enbridge Energy Company.

  Limitations on Our Ability to Distribute Available Cash

        We have entered into a second amended and restated credit agreement, dated April 4, 2007, among us, as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto, which we refer to as our Credit Facility. Our Credit Facility contains covenants requiring us to maintain certain financial ratios. We are prohibited from making any distributions to unitholders if a designated default, or an event of default, is existing, under our Credit Facility, unless the distribution was declared when no such default or event of default existed and is made when we have no knowledge that the maturity of the Credit Facility has been accelerated by its terms. In addition, under the terms of the indenture governing our 8.05% fixed/floating rate, unsecured, long-term junior subordinated notes due 2067, we are generally prohibited from making any distributions to unitholders during a period in which we have elected to defer interest payments on such junior notes.

Cash and In-Kind Distributions

         Distributions on Our General Partner Interest and Our Common Units.    Quarterly distributions of available cash paid in respect of our general partner interest and our common units will be paid in cash.

         Distributions on Our I-Units.    In lieu of receiving quarterly cash distributions, the number of i-units held by Enbridge Management will increase automatically each quarter under the provisions of our partnership agreement in an amount equal to:

  •
  the cash distribution per unit we pay on our common units for such quarter;

  divided by

  •
  the average of the per unit closing prices for Enbridge Management's listed shares on the New York Stock Exchange for the 10-trading day period ending on the trading day immediately preceding the ex-dividend date for such shares;

  multiplied by

  •
  the number of i-units held by Enbridge Management on the record date for such quarter.

         Distributions on Our Class C Units.    For each quarter ending prior to August 15, 2009, in lieu of receiving quarterly cash distributions, the number of Class C units held by each holder of Class C units will increase automatically under the provisions of our partnership agreement in an amount equal to:

  •
  the quarterly cash distributions we pay to the holders of our common units for such quarter;

  divided by

  •
  the average of the per unit closing prices for our Class A common units on the New York Stock Exchange for the 10-trading day period ending on the trading day immediately preceding the ex-dividend date for our Class A common units;

  multiplied by

  •
  the number of Class C units held by such holder on the record date for such quarter.

        On August 15, 2009, our Class C units will automatically convert into Class A common units on a one-for-one basis, unless, at such time, our general partner cannot determine that the as-converted Class C units should have, in all material respects, economic and federal income tax characteristics similar to those characteristics of a Class A common unit issued in our initial public offering. If our general partner cannot make such determination, our partnership agreement provides that our general partner may take whatever steps are necessary to provide such similarity, including making certain special allocations of income to Class C unit capital accounts, and that such conversion will occur automatically on the date that such determination can be made.

        As long as any Class C units remain outstanding and have not converted into Class A common units, for each quarter ending after August 15, 2009, the holders of our Class C units will receive quarterly cash distributions equal to 115% of those paid to the holders of our common units. During such period, our Class C units will not be entitled to receive any quarterly cash distribution until the holders of our common units have received a minimum quarterly cash distribution of $0.59 per common unit.

Cash from Operations and Cash from Interim Capital Transactions

General

        All cash distributed to our unitholders will be characterized as either distributions of "cash from operations" or distributions of "cash from interim capital transactions." As described below under "—General Procedures for Quarterly Distributions—Distributions of Available Cash from Operations" and "—Distributions of Available Cash from Interim Capital Transactions," our partnership agreement requires that we distribute cash from operations differently than cash from interim capital transactions.

Definition of Cash from Operations

        Cash from operations, which is determined on a cumulative basis, generally means:

  •
  the $54 million cash balance that we had on the closing date of our initial public offering in 1991; plus

  •
  all cash receipts from operations; less

  •
  all cash operating expenditures, including maintenance capital expenditures; less

  •
  all cash debt service payments, except for certain payments of premium and principal in connection with sales or other dispositions of assets or refinancing or refunding of indebtedness; less

  •
  the amount of cash reserves that Enbridge Management deems necessary or appropriate to provide funds for the expenditures and payments described above and distributions to partners over the next four calendar quarters.

Cash from Interim Capital Transactions

        Generally, cash from interim capital transactions is generated by:

  •
  borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business);

  •
  sales of units or other equity interests for cash; and

  •
  sales or other dispositions of any assets for cash (other than inventory, accounts receivable and other current assets and assets disposed of in the ordinary course of business).

Characterization of Cash Distributions

        We will treat all available cash distributed as distributions of cash from operations until the sum of all available cash distributed equals the cumulative amount of cash from operations actually generated from December 27, 1991 (the date we commenced operations) through the end of the calendar quarter prior to that distribution. Any distribution of available cash which, when added to the sum of all prior distributions, is in excess of the cumulative amount of cash from operations, will be considered a distribution of cash from interim capital transactions. For purposes of calculating the sum of all distributions of available cash, the amount of cash that we retain in respect of the Class C units, the i-units and the general partner interest will be treated as distributions of available cash. We will retain that cash and use the cash in our business.

General Procedures for Quarterly Distributions

        The following illustrates the implementation of the provisions described above. For each quarter, Enbridge Management will use the following procedures to determine the amount of cash that we will distribute to the holders of common units and the general partner in respect of its general partner interest, as well as the number of additional i-units and, if applicable, Class C units, that the respective holders of such units will own in lieu of receiving cash distributions:

  •
  first, Enbridge Management will determine the amount of available cash for the quarter;

  •
  second, Enbridge Management will determine whether the available cash to be distributed will be characterized as cash from operations or cash from interim capital transactions;

  •
  third, Enbridge Management will calculate the amount of this available cash that will be distributed to our partners and the amount that will be retained by us for use in our business. If the available cash is characterized as cash from operations, Enbridge Management will cause us to distribute and retain the available cash as described below under "Distributions of Available Cash from Operations." If the available cash is characterized as cash from interim capital transactions, Enbridge Management will cause us to distribute and retain the available cash as described below under "Distributions of Available Cash from Interim Capital Transactions." As a result of this process, Enbridge Management will determine the amounts of cash to be distributed to the general partner, owners of common units and, if applicable, owners of our Class C units, and the amount of cash to be retained by us for use in our business. Enbridge Management will also determine the total cash equivalent amount that will be used to calculate the number of additional Class C units to be owned by the owners of our Class C units, if applicable, the additional i-units it will own following the distribution of cash to the general partner and owners of common units (as described in "fifth" below) and the number of additional shares Enbridge Management will distribute to its shareholders;

  •
  fourth, Enbridge Management will divide the total cash equivalent amount as discussed in "third" above by (1) the average closing price per listed share, as determined for the 10-day trading period ending on the trading day immediately prior to the ex-dividend date for its listed shares, to determine the number of additional i-units it will own following the distribution of cash to the general partner, owners of common units and, if applicable, owners of our Class C units described in "fifth" below, and (2) the average closing price per common unit of the Class A common units, as determined for the 10-day trading period ending on the trading day immediately prior to the ex-dividend date for the Class A common units, to determine the number of additional Class C units that will be owned by the owners of the Class C units, if applicable, following the distribution of cash to the general partner and owners of common units described in "fifth" below; and

  •
  fifth, Enbridge Management will cause us to make the cash distributions to the general partner, owners of common units and, if applicable, Class C units, and the number of Class C units that the owners of our Class C units own, if applicable, will increase as described above, and the number of i-units Enbridge Management owns will increase under the provisions of the partnership agreement with the result that the number of i-units owned by Enbridge Management will equal the number of its listed shares and voting shares that are outstanding following the distribution of additional shares by Enbridge Management to its shareholders.

        The discussion below indicates the percentages of distributions of available cash required to be made to our limited partners and general partner.

Distributions of Available Cash from Operations

        For each quarter ending prior to August 15, 2009 and subject to certain adjustments for any arrearages as described in our partnership agreement, we will distribute or retain cash from operations for each quarter as follows:

  •
  first, 98% in respect of the common units, Class C units and i-units, pro rata, and 2% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.59 per unit for that quarter;

  •
  second, 85% of any cash from operations then remaining in respect of the common units, Class C units and i-units, pro rata, and 15% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.70 per unit for that quarter;

  •
  third, 75% of any cash from operations then remaining in respect of the common units, Class C units and i-units, pro rata, and 25% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.99 per unit for that quarter; and

  •
  fourth, 50% of any cash from operations then remaining in respect of the common units, Class C units and i-units, pro rata, and 50% in respect of the general partner interest.

        Assuming that all of our outstanding Class C units convert into Class A common units on August 15, 2009, for each quarter ending after August 15, 2009 and subject to certain adjustments for any arrearages as described in our partnership agreement, we will distribute or retain cash from operations for each quarter as follows:

  •
  first, 98% in respect of the common units and i-units, pro rata, and 2% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.59 per unit for that quarter;

  •
  second, 85% of any cash from operations then remaining in respect of the common units and i-units, pro rata, and 15% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.70 per unit for that quarter;

  •
  third, 75% of any cash from operations then remaining in respect of the common units and i-units, pro rata, and 25% in respect of the general partner interest until we have distributed or retained in respect of each unit, as applicable, an amount of cash equal to $0.99 per unit for that quarter; and

  •
  fourth, 50% of any cash from operations then remaining in respect of the common units and i-units, pro rata, and 50% in respect of the general partner interest.

        In the event that all of our Class C units do not convert into Class A common units on August 15, 2009, the holders of our Class C units will receive quarterly cash distributions equal to 115% of those paid to the holders of our common units until the time of such conversion. During such period, our Class C units will not be entitled to receive any quarterly cash distribution until the holders of our common units have received a minimum quarterly cash distribution of $0.59 per common unit.

        We will distribute cash from operations in respect of common units and, if applicable, after August 15, 2009, in respect of Class C units, and will retain cash from operations in respect of i-units and, prior to August 15, 2009, in respect of Class C units. We will distribute cash from operations in respect of the general partner interest, except that we will retain out of such amounts an amount equal to 2% of the amount obtained by dividing (A) the cash from operations retained in respect of the Class C units and i-units described above by (B) 98%.

Distributions of Available Cash from Interim Capital Transactions

        We will distribute or retain cash from interim capital transactions as follows:

  •
  first, 98% in respect of common units, Class C units and i-units, pro rata, and 2% in respect of the general partner interest until we have distributed in respect of each Class A common unit issued in our initial public offering cash from interim capital transactions in an amount equal to $21.50; and

  •
  thereafter, cash from interim capital transactions will be distributed as if it were cash from operations, and because the minimum quarterly and target distributions will have been reduced to zero, as described below under "—Adjustment of the Minimum Quarterly and Target Distributions," the general partner's share of distributions of available cash will increase, in general, to 50% of all distributions of available cash.

        Notwithstanding the foregoing, if the minimum quarterly and target distributions have been reduced to zero as a result of distributions of cash from interim capital transactions and the Class A common unitholders have ever failed to receive the minimum quarterly distribution, distributions and retentions of cash from interim capital transactions will first be made 98% in respect of Class A common units, Class C units and i-units, pro rata, and 2% in respect of the general partner interest until we have distributed in respect of each Class A common unit issued in our initial public offering, cash from operations since our inception together with current distributions of cash from interim capital transactions in an aggregate amount equal to the minimum quarterly distribution for all periods since our inception. To date, the holders of the common units have always received at least the minimum quarterly distribution. Distributions of cash from interim capital transactions will not reduce target distributions in the quarter in which they are distributed.

        We will distribute cash from interim capital transactions in respect of common units and, after August 15, 2009, if applicable, in respect of Class C units and will retain cash from interim capital transactions in respect of i-units and, prior to August 15, 2009 or thereafter, if applicable, in respect of Class C units. We will distribute cash from interim capital transactions in respect of the general partner interest, except that we will retain out of such amounts an amount equal to 2% of the amount obtained by dividing (A) the cash from interim capital transactions retained in respect of the i-units and Class C units described above by (B) 98%.

Adjustment of the Minimum Quarterly and Target Distributions

        The minimum quarterly and target distributions will be adjusted proportionately if any distribution, combination or subdivision of units occurs, whether effected by a distribution payable in units or otherwise, but not by reason of the additional Class C units that owners of our Class C units will own or the additional i-units that Enbridge Management will own after each quarterly distribution as described above. In addition, if a distribution is made of cash from interim capital transactions, the minimum quarterly and target distributions will be adjusted downward by multiplying each amount, as the same may have been previously adjusted, by a fraction, the numerator of which is the unrecovered initial unit price immediately after giving effect to such distribution and the denominator of which is the unrecovered initial unit price immediately prior to such distribution. The unrecovered initial unit price is the amount by which $21.50 exceeds the aggregate per unit distributions of cash from interim capital transactions. If and when the unrecovered initial unit price is zero, the minimum quarterly and target distributions each will have been reduced to zero.

        For example, if a two-for-one split of the common units, the Class C units and i-units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its then-existing level. We will not make any of these adjustments by reason of Enbridge Management's ownership of additional i-units or the ownership by the holders of our Class C units of additional Class C units after each distribution on the common units of available cash from operations or interim capital transactions or the issuance of additional units for cash or property.

        The minimum quarterly and target distributions may also be adjusted if legislation is enacted that causes us to become taxable as a corporation or otherwise subjects us to taxation as an entity for U.S. federal income tax purposes. In such event, the minimum quarterly and target distributions for each quarter thereafter would be reduced to an amount equal to the product of each of the minimum quarterly and target distributions multiplied by one minus the sum of the effective U.S. federal income tax rate to which we are subject as an entity (expressed as a fraction) plus the effective overall state and local income tax rate to which we are subject as an entity (expressed as a fraction) for the taxable year in which such quarter occurs. For example, if we became subject to a maximum marginal federal, and effective state and local income tax rate of 38%, then the minimum quarterly and target distributions would be reduced to 62% of their previous levels.

Distributions in Liquidation

        We may not take any action to cause a liquidation unless, prior to such liquidation, Enbridge Inc. has agreed to purchase all of Enbridge Management's shares or the holders of its shares have voted to approve such liquidation.

        Upon our dissolution, unless we are reconstituted and continued, the authorized liquidator will liquidate our assets and apply the proceeds of the liquidation generally as follows:

  •
  first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and

  •
  second, to all partners in accordance with the positive balances in their respective capital accounts as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        Under some circumstances and subject to various limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time if the liquidator determines that an immediate sale would be impractical or would cause undue loss to the partners.

Manner of Capital Account Adjustment for Gain or Loss Upon Liquidation

        If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation. If we are liquidated, it is intended that, to the extent available, Enbridge Management and the holders of Class C units will be allocated income and gain, or deduction and loss, in an amount necessary for the capital account attributable to each i-unit and Class C unit to be equal to that of a common unit. The manner of the adjustment to capital accounts for gain and loss upon liquidation is set forth in our partnership agreement and summarized below.

        Generally, we will allocate any income or gain to the partners in the following manner:

  •
  first, to our general partner in respect of its general partner interest and the owners of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, to owners of the i-units until the capital account of each i-unit equals the capital account of a common unit;

  •
  third, to the owners of Class C units until the capital account of each Class C unit equals the capital account of a common unit; and

  •
  thereafter, among the owners of common units, Class C units and i-units, as limited partners on a per unit basis, and our general partner, in a manner that is intended, if possible, to provide the limited partners and general partner with balances in their respective capital accounts that approximates what they would receive in a hypothetical liquidation if the remaining gain were allocated to (A) cure any arrearages as described in our partnership agreement and (B) increase the capital accounts of each of the owners of the common units, Class C units and i-units by the amount of the difference between their actual, historical quarterly cash distributions and the various target distribution levels described above with respect to cash distributions.

        As a result, after each distribution of cash to other unitholders, including regular quarterly distributions, Enbridge Management's ownership of additional i-units generally will represent the right to be allocated an increased share of that income or gain upon liquidation.

        Any deduction or loss generally will be allocated:

  •
  first, to the owners of the common units or to the owners of the i-units, as applicable, until the per unit balance in a common unit capital account equals the per unit balance in an i-unit capital account;

  •
  second, to the owners of the common units and i-units or to the owners of the Class C units, as applicable, until the per unit balance in a common unit capital account equals the per unit balance in a Class C unit capital account;

  •
  third, in proportion to the positive balances in the partners' capital accounts until all the balances are reduced to zero; and

  •
  thereafter, to the general partner.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Enbridge Energy Partners, L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Enbridge Energy Partners, L.P. for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated statement of financial position of Enbridge Energy Company, Inc. at December 31, 2007 incorporated in this prospectus by reference to the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated May 15, 2008 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Enbridge Partners in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Trustee fees and expenses		+
Miscellaneous fees and expenses		+

Total	$

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Enbridge Partners

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Enbridge Partners provides that Enbridge Partners will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without imitation, legal fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the partnership agreement of Enbridge Partners or the property, business, affairs or management of Enbridge Partners. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of Enbridge Partners and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the general partner, any Departing Partner (as defined in the partnership agreement of Enbridge Partners), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the general partner, any Departing Partner, or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. Enbridge Partners will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not Enbridge Partners would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement.

  Enbridge Management

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Enbridge Management's limited liability company agreement provides that Enbridge Management will indemnify the members of the board and the officers of Enbridge Management from liabilities arising in the course of such persons' service to Enbridge Management, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in or not opposed to the best interests of Enbridge Management and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee's conduct was unlawful. Such liabilities include all losses, claims, damages, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interests, settlements and other amounts, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe its conduct was unlawful. Enbridge Management expects to be included within the same coverage available to Enbridge Energy Company for directors' and officers' liability insurance for potential liability under such indemnification. The holders of shares will not be personally liable for such indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

        Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on January 8, 2009.

ENBRIDGE ENERGY PARTNERS, L.P.
By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of Enbridge Energy Company, Inc., its general partner
By:	/s/ STEPHEN J.J. LETWIN Stephen J.J. Letwin Managing Director (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below appoints Mark A. Maki, Stephen J. Neyland, Bruce Stevenson, and Chris E. Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title (of Enbridge Energy Management, L.L.C.)	Date
/s/ STEPHEN J. J. LETWIN Stephen J. J. Letwin	Managing Director (Principal Executive Officer)	January 8, 2009
/s/ TERRANCE L. MCGILL Terrance L. McGill	President and Director	January 8, 2009
/s/ MARK A. MAKI Mark A. Maki	Vice President—Finance (Principal Financial Officer)	January 8, 2009
/s/ STEPHEN J. NEYLAND Stephen J. Neyland	Controller (Principal Accounting Officer)	January 8, 2009
/s/ DAN A. WESTBROOK Dan A. Westbrook	Director	January 8, 2009
/s/ GEORGE K. PETTY George K. Petty	Director	January 8, 2009
/s/ JEFFREY A. CONNELLY Jeffrey A. Connelly	Director	January 8, 2009
/s/ MARTHA O. HESSE Martha O. Hesse	Director	January 8, 2009
/s/ STEPHEN J. WUORI Stephen J. Wuori	Director	January 8, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1
Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to Enbridge Energy Partners, L.P.'s Registration Statement on Form S-1 (File No. 33-43425))
4.2
Certificate of Amendment to Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to Enbridge Energy Partners, L.P.'s Form 10-K/A filed on October 9, 2001 (File No. 1-10934))
4.3	Form of certificate representing Class A common units (incorporated herein by reference to Exhibit 4.1 to Enbridge Energy Partners, L.P.'s Form 10-K/A filed on October 9, 2001 (File No. 1-10934))
4.4
Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated August 15, 2006 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated August 16, 2006 (File No. 1-10934))
4.5
First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated December 28, 2007 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated January 3, 2008 (File No. 1-10934))
4.6
Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated August 6, 2008 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated August 6, 2008 (File No. 1-10934))
4.7
Indenture dated May 27, 2003, between Enbridge Energy Partners, L.P., as Issuer, and U.S. Bank National Association, as successor to SunTrust Bank, as Trustee (incorporated herein by reference to Exhibit 4.5 to Enbridge Energy Partners, L.P.'s Registration Statement on Form S-4 filed June 30, 2003 (File No. 333-106662))
4.8
First Supplemental Indenture dated May 27, 2003 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.5 of Enbridge Energy Partners, L.P.'s Registration Statement on Form S-4 filed on June 30, 2003 (File No. 333-106662)))
4.9
Second Supplemental Indenture dated May 27, 2003 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.5 of Enbridge Energy Partners, L.P.'s Registration Statement on Form S-4 filed on June 30, 2003 (File No. 333-106662))
4.10
Third Supplemental Indenture dated January 9, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 99.3 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K filed on January 9, 2004 (File No. 1-10934))
4.11
Fourth Supplemental Indenture dated December 3, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K filed on December 3, 2004 (File No. 1-10934))

Exhibit Number	Description
4.12	Fifth Supplemental Indenture dated December 3, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.3 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K filed on December 3, 2004 (File No. 1-10934))
4.13
Sixth Supplemental Indenture dated December 21, 2006 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K filed on December 21, 2006 (File No. 1-10934))
4.14
Seventh Supplemental Indenture dated as of April 3, 2008 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated April 7, 2008 (File No. 1-10934))
4.15
Eighth Supplemental Indenture dated as of April 3, 2008 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.3 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated April 7, 2008 (File No. 1-10934))
4.16
Ninth Supplemental Indenture dated as of December 22, 2008 between Enbridge Energy Partners, L.P. and US Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated December 22, 2008 (File No. 1-10934))
4.17
Indenture dated as of September 27, 2007 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.1 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated September 28, 2007 (File No. 1-10934))
4.18
First Supplemental Indenture to the Indenture dated as of September 27, 2007 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated September 28, 2007 (File No. 1-10934))
5.1**	Opinion of Fulbright & Jaworski L.L.P.
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on the signature pages of this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee (incorporated by reference to Exhibit 25.1 of Enbridge Energy Partners, L.P.'s Form S-4 filed on June 30, 2003 (File No. 333-106662))
25.2	Form T-1 Statement of Eligibility of Trustee (incorporated by reference to Exhibit 25.1 of Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated September 24, 2008 (File No. 1-10934))

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.